Exhibit 99

January 22, 2004

HELMERICH & PAYNE, INC. ANNOUNCES FIRST QUARTER RESULTS

     Helmerich & Payne, Inc. reported net income of $5,629,000 ($0.11 per diluted share) from revenues of $138,894,000 for its first fiscal quarter ended December 31, 2003, compared with net income of $607,000 ($0.01 per diluted share) from revenues of $113,313,000 during last year’s first fiscal quarter ended December 31, 2002. Net income for this year’s first quarter includes $2,098,000 ($.04 per share) of gains (net of tax) from the sale of portfolio securities. There were no portfolio sales in last year’s first quarter.

     Operating profits from the Company’s U.S. land and international segments were improved over both last year’s first and fourth quarters, but U.S. offshore platform rig operating profit for the first quarter was substantially lower, compared to either first or fourth quarter of last year. As announced in November 2003, the reduction in U.S. offshore platform rig performance was primarily the result of one rig being stacked and two rigs going from full dayrate to standby status. No significant change in U.S. offshore platform results is anticipated for the second quarter; however, the Company has reached an agreement with a large independent for H&P platform Rig 100 to return to work in the Gulf of Mexico in March 2004.

     First quarter U.S. land rig operating profit increased significantly from first quarter of last year due to 25% more revenue days as well as lower field and general and administrative costs. Compared with the previous quarter, first quarter U.S. land rig operating profit was up slightly because lower depreciation and higher revenue per rig day more than offset the effects of slightly lower rig utilization and revenue days.

     International operating profit improved from last year’s first and fourth quarters as a result of additional rig revenue days and improved profitability in Venezuela, Argentina, and Hungary. The Company also recently received government approval to convert its bolivar cash balances in Venezuelan banks to U.S. dollars and to remit those dollars in the form of a subsidiary dividend to the parent Company’s U.S. bank account. The dividend of approximately $8.8 million U.S. dollars, which was transferred to the U.S. last week, substantially reduces the Company’s current exposure to potential devaluation loss. The Company has also received a contract to put an eighth H&P rig to work in Venezuela commencing in February 2004.

     Real Estate operating profit returned to a more normal level of $1.3 million for this year’s first quarter, compared with last year’s fourth quarter operating profit of $3.2 million, which included the sale of approximately 15 acres of raw land that generated $2.2 million of pre-tax operating profit.

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January 22, 2004
News Release

     Company President and C.E.O., Hans Helmerich commented, “As we expected, our net income this quarter was negatively affected by the drop in offshore platform operating profit. At the same time, we are encouraged by the positive industry fundamentals of an increasing U.S. land rig count, strong commodity prices, and signs of improvement in our international business.”

     Helmerich & Payne, Inc. (HP/NYSE) is a contract drilling company that owns 86 U.S. land rigs, 12 U.S. platform rigs located in the Gulf of Mexico, 30 rigs located in South America, one rig in Hungary, and one rig in Chad, for a total of 130 rigs. The Company currently operates 48 H&P-designed FlexRigs® and is scheduled to complete the construction of an additional two FlexRigs® to be put in service by March 2004.

     Helmerich & Payne, Inc.’s conference call/webcast, scheduled for this afternoon, is at http://www.firstcallevents.com/service/ajwz395831221gf12.html and will begin at 3:30 ET (2:30 CT). If you are unable to participate during the live webcast, the call will be archived for 60 days on the website listed above as well as on H&P’s website at www.hpinc.com.

     The information to be disclosed in the conference call and webcast shall include forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by H&P from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, H&P’s actual results may differ materially from those indicated or implied by such forward-looking statements.

Contact: Doug Fears

(918) 588-5208

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News Release
January 22, 2004

HELMERICH & PAYNE, INC.
Unaudited
(in thousands, except per share data)

	Three Months Ended

	September 30	December 31
CONSOLIDATED STATEMENTS OF INCOME	2003	2003	2002

REVENUES
Operating revenues	$132,815	$134,870	$112,504
Income from investments	5,811	4,024	809

	138,626	138,894	113,313

COSTS AND EXPENSES
Direct operating costs	88,408	93,527	81,056
Depreciation	22,817	22,268	18,236
General and administrative	9,119	9,102	10,980
Interest	3,240	3,222	2,770

	123,584	128,119	113,042

Income before income taxes and equity in income (loss) of affiliates	15,042	10,775	271
Provision for income taxes	6,473	4,526	117
Equity in income (loss) of affiliates net of income taxes	(2,039)	(620)	453

NET INCOME	$6,530	$5,629	$607

Earnings per common share:
Basic	$0.13	$0.11	$0.01
Diluted	$0.13	$0.11	$0.01
Average common shares outstanding:
Basic	50,108	50,154	49,979
Diluted	50,695	50,667	50,467

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News Release
January 22, 2004

HELMERICH & PAYNE, INC.
Unaudited
(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	12/31/03	9/30/03

ASSETS
Cash and cash equivalents	$35,497	$38,189
Other current assets	169,838	159,342

Total current assets	205,335	197,531

Investments	168,157	158,770
Net property, plant, and equipment	1,065,268	1,058,205
Other assets	1,315	1,329

TOTAL ASSETS	$1,440,075	$1,415,835

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$88,471	$88,618
Total noncurrent liabilities	225,557	209,966
Long-term notes payable	200,000	200,000
Total Shareholders’ Equity	926,047	917,251

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,440,075	$1,415,835

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News Release
January 22, 2004

	Three Months Ended
	December 31
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS	2003	2002

	(Amounts in thousands)
OPERATING ACTIVITIES:
Net income	$5,629	$607
Depreciation	22,268	18,236
Gain on sale of assets	(4,090)	(20)
Changes in assets and liabilities	675	8,802
Other	1,254	(594)

Net cash provided by operating activities	25,736	27,031

INVESTING ACTIVITIES:
Capital expenditures	(29,746)	(69,255)
Proceeds from sale of assets	4,757	351

Net cash used in investing activities	(24,989)	(68,904)

FINANCING ACTIVITIES:
Net proceeds from notes payable	—	100,000
Dividends paid	(4,015)	(4,002)
Proceeds from exercise of stock options	576	223

Net cash (used in) provided by financing activities	(3,439)	96,221

Net increase (decrease) in cash and cash equivalents	(2,692)	54,348
Cash and cash equivalents, beginning of period	38,189	46,883

Cash and Cash Equivalents, end of period	$35,497	$101,231

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News Release
January 22, 2004

SEGMENT REPORTING	Three Months Ended

	September 30,	December 31,
	2003	2003	2002

US LAND OPERATIONS
Revenues	$75,507	$75,468	$59,038
Direct operating expenses	54,079	53,490	45,856
General and administrative expense	1,711	1,925	3,337
Depreciation	13,356	13,063	8,950

Operating profit	$6,361	$6,990	$895

Activity days	6,304	6,280	5,015
Average rig revenue per day	$11,236	$11,340	$11,322
Average rig expense per day	$7,837	$7,841	$8,693
Average rig margin per day	$3,399	$3,499	$2,629
Rig utilization	83%	81%	79%

US OFFSHORE OPERATIONS
Revenues	$26,247	$20,865	$27,711
Direct operating expenses	13,449	12,722	16,099
General and administrative expense	626	729	739
Depreciation	3,312	3,039	3,142

Operating profit	$8,860	$4,375	$7,731

Activity days	529	460	572
Average rig revenue per day	$37,514	$32,790	$36,080
Average rig expense per day	$17,067	$17,584	$17,852
Average rig margin per day	$20,447	$15,206	$18,228
Rig utilization	48%	42%	52%

INTERNATIONAL OPERATIONS
Revenues	$26,856	$36,144	$23,524
Direct operating expenses	20,429	26,672	18,495
General and administrative expense	723	628	718
Depreciation	5,095	5,021	4,903

Operating profit	$609	$3,823	$(592)

Activity days	1,108	1,534	991
Average rig revenue per day	$19,820	$19,208	$18,669
Average rig expense per day	$13,717	$13,399	$14,812
Average rig margin per day	$6,103	$5,809	$3,857
Rig utilization	38%	53%	33%

Per day calculations for international operations exclude gains and losses from translation of foreign currency transactions.

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News Release
January 22, 2004

SEGMENT REPORTING	Three Months Ended

	September 30,	December 31,
	2003	2003	2002

Reimbursed amounts were as follows:
US Land Operations	$4,676	$4,252	$2,260
US Offshore Operations	$1,537	$1,601	$2,006
International Operations	$1,537	$3,261	$1,720

REAL ESTATE
Revenues	$4,205	$2,393	$2,231
Direct operating expenses	429	613	430
Depreciation	544	524	635

Operating profit	$3,232	$1,256	$1,166

	Three Months Ended

	September 30,	December 31,
	2003	2003	2002

Operating Profit
US Land	$6,361	$6,990	$895
US Offshore	8,860	4,375	7,731
International	609	3,823	(592)
Real Estate	3,232	1,256	1,166

Segment operating profits	$19,062	$16,444	$9,200

Unallocated amounts:
Income from investments	5,811	4,024	809
Corporate general & administrative	(6,059)	(5,820)	(6,186)
Interest expense	(3,240)	(3,222)	(2,770)
Other depreciation	(510)	(621)	(606)
Other expense	(22)	(30)	(176)

Total unallocated amounts	(4,020)	(5,669)	(8,929)

Income before income taxes and equity in income of affiliates	$15,042	$10,775	$271

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